Exhibit 10.13

INVESTMENT MANAGEMENT AGREEMENT

This INVESTMENT MANAGEMENT AGREEMENT (the “Agreement”), dated as of October 2, 2014, is by and among SIDOTI MICRO CAP FUND, L.P., a Delaware limited partnership (the “Partnership”), SIDOTI MICRO CAP GP, LLC, a Delaware limited liability company (the “General Partner”), and SIDOTI CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”). All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Partnership’s Limited Partnership Agreement dated as of June 16, 2014, as the same may from time to time be amended, supplemented, revised or restated (the “Partnership Agreement”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Partnership has been organized for the purpose of investing all or substantially all of its assets in a managed portfolio of Securities as more fully described in the Partnership Agreement;

WHEREAS, the General Partner has ultimate responsibility for overall management of the Partnership;

WHEREAS, the General Partner, on behalf of the Partnership, desires to retain the Adviser to provide investment advice to the Partnership upon the terms and conditions of this Agreement; and

WHEREAS, the Adviser is willing to provide such investment advice to the Partnership, subject to the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into the terms of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Duties of the Adviser. The Adviser is hereby appointed as the Partnership’s limited attorney-in-fact to invest and reinvest the net assets of the Partnership (the “Assets”) in Securities in accordance with the investment objectives and strategies set forth in the Partnership Agreement (the “Investment Program”). This limited power-of-attorney is a continuing power and shall continue in effect until terminated pursuant to the terms of this Agreement. The Adviser shall act as the sole adviser to the Partnership and, upon the terms and conditions, and for the purposes, set forth in this Agreement, shall have the sole authority and responsibility for directing the investment and reinvestment of the Assets at such time, in such amounts and at such prices as the Advisor shall determine for the term of this Agreement pursuant to, and in accordance with, the Investment Program as the same may be modified from time to time. Anything herein to the contrary notwithstanding, the Adviser shall have the authority, with the consent of the General Partner, to engage one or more qualified subadvisers (each, a

“Subadviser”) to direct the investment and reinvestment of the Assets pursuant to the direction and supervision of the Adviser, and to delegate to any such Subadviser such portions of the authority granted to the Adviser hereunder as the Adviser shall determine.

2.     Authority of Adviser. The Adviser, at all times in accordance with the Investment Program, is authorized, on behalf of the Partnership, to:

(a)          invest, re-invest and otherwise manage the Assets, both directly and indirectly, in accordance with the Partnership Agreement and the Investment Program, as each may be amended, supplemented or restated from time to time, and to enter into any agreement and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of the Assets;

(b)          possess, purchase, sell, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession (including, but not limited to, voting power to vote to all proxies with respect to Securities held by the Partnership) with respect to the Assets;

(c)          lend any of the Assets, as appropriate, provided that, if appropriate, collateral at least equal in value to the market value of such Assets is deposited by the borrower thereof with the Partnership as the case may be;

(d)          engage personnel, whether part-time or full-time, and attorneys, independent accountants or such other persons as the Adviser may deem necessary or advisable to provide services to the Partnership, subject to the approval of the General Partner; provided, however, that the Adviser may, in its reasonable discretion and without the approval of the General Partner, engage professionals, including Subadvisers, in connection with the implementation of the Investment Program, including, without limitation, attorneys to represent the Partnership with respect to the Partnership’s acquisition and divestiture of Securities;

(e)          make all decisions relating to the manner, method and timing of investment transactions, and to select brokers and dealers for the execution, clearance and settlement of any transaction, as described in the Partnership Agreement;

(f)          pay, or authorize the payment and reimbursement of, brokerage commissions and allocate securities transactions for the Partnership to brokers or dealers for providing “research and brokerage services” (within the “safe harbor” of Section 28(e) under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) and, in such connection, consider such factors it deems relevant and proper under the circumstances, including the value of brokerage and research (within the “safe harbor” of Section 28(e) under the 1934 Act) or other products and services provided by the broker or dealer or contractually paid for by the broker or dealer and provided by others;

(g)          combine purchase or sale orders on behalf of the Partnership together with other accounts, including, without limitation, other investment partnerships, to whom or to which the Adviser provides investment services or accounts of affiliates of the Adviser (collectively, the “Other Accounts”) and allocate equitably the assets so purchased or sold, among such accounts; and

(h)          enter into arrangements with brokers to open “average price” accounts wherein orders placed during a trading day are placed on behalf of the Partnership and Other Accounts and are allocated among such accounts using an average price.

3.     Policies of the Partnership. The activities engaged in by the Adviser on behalf of the Partnership shall be subject to:

(a)          the provisions of the Partnership’s Partnership Agreement and other organizational documents as the same may from time to time be amended, supplemented, revised or restated;

(b)          such policies as may be adopted from time to time by the General Partner;

(c)          all applicable investment restrictions as may from time to time be set forth by the General Partner; and

(d)          all provisions of applicable law.

The Adviser will submit such periodic reports to the General Partner regarding the Adviser’s activities hereunder as the General Partner reasonably may request.

4.     Liability.

(a)          Neither the Adviser, nor any officer, manager, member or employee of the Adviser, shall be liable to the Partnership, the General Partner or the limited partners of the Partnership (the “Limited Partners”), or any of their respective heirs, successors or assigns under this Agreement, for, among other things, any error in judgment or any loss sustained by any of them, except by reason of acts or omissions found by a court of competent jurisdiction upon entry of a final judgment (or if no final judgment shall be entered, following an opinion of counsel rendered to the Partnership and the General Partner by independent legal counsel retained by them and agreed to by the Adviser) to have been the result of the gross negligence, willful misconduct, bad faith, or reckless disregard of the Adviser in the performance of its obligations to the Partnership under this Agreement. The Adviser shall not be liable to the Partnership, the General Partner or any of the Limited Partners for the acts of any agent of the Partnership or the General Partner or any Subadviser selected by the Adviser, provided that such agent or Subadviser was selected, engaged or retained by the Adviser with reasonable care. The Adviser may consult with counsel and accountants in respect of its obligations under this Agreement and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. Except as otherwise expressly provided herein, the Adviser shall not incur any liability on behalf of the Partnership, General Partner or any of the Limited Partners, for trading profits or losses resulting therefrom, or any expenses related thereto.

(b)          Neither the Adviser, nor any officer, manager, member or employee of the Adviser, shall have any liability to the Partnership, the General Partner or any Limited Partner, or any of their respective heirs, successors or assigns, for any delay or failure to perform its obligations hereunder if such delay or failure to perform is a result of causes beyond its reasonable control and without its negligence, including, but not limited to, acts of God

(including flood, earthquake, storm or other natural disaster), riot, acts of war (whether declared or otherwise), terrorist activities, civil unrest, government restriction, strikes or electric, electronic or communications failure.

(c)          Neither the Adviser, nor any officer, manager, member or employee of the Adviser, shall be liable to the Partnership, the General Partner or any of the Limited Partners, or any of their respective heirs, successors or assigns, for any taxes assessed upon or payable by any of them wheresoever the same may be assessed or imposed, and whether directly or indirectly, except for such taxation as shall be attributable to the gross negligence, willful misconduct, bad faith or reckless disregard in the performance by the Adviser of its obligations to the Partnership under this Agreement.

(d)          Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4 shall not be construed so as to relieve (or attempt to relieve) the Adviser of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4 to the fullest extent permitted by law.

5.     Indemnification.

(a)          Indemnity of the Adviser. The Adviser, and each officer, manager, member, employee, agent and affiliate of the Adviser, as well as their respective heirs, successors and assigns, and any Subadviser that may be engaged by the Adviser pursuant to this Agreement (each, an “Indemnitee,” and together, the “Indemnitees”), shall be jointly and severally indemnified and held harmless by the Partnership and the General Partner against any losses, damages, obligations, penalties, claims, actions, suits, judgments, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees, as well as reasonable investigatory expenses) and amounts paid in settlement of any claims (collectively “Losses”) sustained by any of the Indemnitees by reason of (i) the fact that the Adviser or Subadviser was or is adviser to the Partnership, including, without limitation, all legal, professional and other expenses incurred by any of the Indemnitees, or persons designated by them, in the performance of their duties and obligations hereunder, all indemnity obligations owed by the Indemnitees to persons designated by them in the performance of their duties on behalf of the Partnership, and any loss as a result of any misdelivery or error in any faxed or e-mailed transmission or as a result of acting upon any forged document or signature, and (ii) any taxes on profits and losses of the Partnership, provided that the Indemnitee(s) acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and such Losses were not found by a court of competent jurisdiction upon entry of a final judgment (or if no final judgment shall be entered, following an opinion rendered to the Partnership and/or General Partner by independent legal counsel retained by them and agreed to by the Adviser) to have been the result of the gross negligence, willful misconduct, bad faith or recklessness of the Indemnitee(s) in the performance or non-performance by it of its duties to the Partnership under this Agreement. Anything herein to the contrary notwithstanding, no Indemnitee shall be indemnified against any Loss to the extent that such Loss cannot be indemnified under applicable law.

(b)          Indemnity by the Adviser. The Partnership, the General Partner and Limited Partners, and each of their respective members, partners, and employees, as well as their respective heirs, successors and assigns, shall be indemnified and held harmless by the Adviser against any Losses sustained by any of them by reason of the acts or omissions of the Adviser, if such Losses are found by a court of competent jurisdiction upon entry of a final judgment (or if no final judgment shall be entered, following an opinion rendered to the Partnership and General Partner by independent legal counsel retained by the Partnership and agreed to by the Adviser) to have been the result of the gross negligence, willful misconduct, bad faith or reckless disregard of the Adviser in the performance or non-performance by it of its duties to the Partnership under this Agreement.

(c)          Indemnity Procedure. Promptly after receipt by an indemnified party under Section 5(a) or (b) of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either such Section or otherwise (except where such omission shall have materially prejudiced the indemnifying party). In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the defense of such action or claim with counsel selected by the indemnifying party and approved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense of such action or claim, the indemnifying party shall not be liable to the indemnified party for any Losses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation.

Notwithstanding any provision of this Section 5(c) to the contrary, if in any action or claim as to which indemnity is or may be available, an indemnified party shall reasonably determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnifying party shall be responsible for any legal, accounting, and other fees and expenses reasonably incurred by or on behalf of the indemnified party in connection with investigating or defending such action or claim. In no event shall an indemnifying party be responsible for any legal fees and expenses for more than one counsel in connection with any one action or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations. An indemnifying party shall not be liable for a settlement of any such action or claim effected without its written consent.

(d)          Survival. The indemnities set forth in this Section 5 shall survive the termination of this Agreement.

6.     Obligations of the Adviser.

(a)          Cooperation, Disclosures and Reports. The Adviser agrees to cooperate and use its good faith best efforts in connection with the preparation by the General Partner of the Partnership’s Confidential Private Placement Memorandum (the “Memorandum”), and all supplements and amendments thereto, during both the initial and the continuing offering of Limited Partnership Interests in the Partnership (the “Partnership Interests”). The Adviser shall make all disclosures regarding itself, its prior trading performance and the Investment Program as may be required, in the reasonable judgment of the General Partner, to be made in the Memorandum. The Adviser shall also prepare and deliver to the General Partner such reports concerning its trading activities for the Partnership as the General Partner reasonably may request, including any reports set forth in the Memorandum or required by law.

(b)          Other Account Management. The Adviser, as well as its officers, managers, members employees and affiliates, shall be free to manage and trade accounts for other investors, including, without limitation, one or more domestic or foreign investment partnerships, limited liability companies, corporations, limited duration companies or other investment vehicles (collectively, “Other Investment Entities”), as well as for themselves, during the term of this Agreement, and to use the same information and Investment Program used in the performance of services for the Partnership for such other accounts. Nothing contained in this Agreement shall preclude the Adviser from engaging, presently or in the future, consistent with the foregoing, and without accountability to the Partnership, in any other business venture or ventures of any nature and description, including, without limitation, the present and future activities of the Partnership, Other Investment Entities and their respective affiliates to be formed, whether as broker, adviser or otherwise, the management, financing, syndication or development of other ventures similar to that of the Partnership, or from acting as investment adviser to others, a trustee of any trust or a general partner or managing member, nor shall the Adviser or its affiliates be precluded from directly or indirectly purchasing, selling and holding Securities for its or their own accounts or the account of such other businesses, irrespective of whether any such Securities are purchased, sold or held for the account of the Partnership.

(c)          Confidential Information.

(1)         The General Partner, on behalf of itself and the Partnership, acknowledges and agrees that during the course of the Adviser’s association with them, the General Partner and Partnership may receive and have access to certain information, data, notes, analyses, records and materials of the Adviser, including, without limitation, information concerning the business affairs, portfolios and investment strategies of the Adviser or its clients, the research and systems used by the Adviser, or provided to its clients for the purposes of trading, portfolio evaluation and monitoring, pricing and valuing Securities and other financial products, and accounting back-office functions (the “Confidential Information”). The Partnership and the General Partner shall not disclose, copy or permit the disclosure of the Confidential Information to third parties, including, without limitation, to their partners (other than the General Partner) or members, without the prior written consent of the Adviser except as required by law, a court of competent jurisdiction or any self-regulatory organization. Immediately upon termination of this Agreement, the Partnership and the General Partner shall promptly return to the Adviser any and all Confidential Information, including, without limitation, all copies and reproductions thereof, in its possession and control or in the possession or control of any employee or agent of the Partnership or the General Partner who is not then affiliated with the Adviser.

(2)         The parties acknowledge that any breach of the foregoing shall cause irreparable harm to the Adviser that would be difficult, if not impossible, to value. In view of the foregoing, in addition to any other remedies available to the Adviser in law or in equity and notwithstanding Section 21 of this Agreement, the Adviser shall be entitled to injunctive relief in the event that the Partnership or the General Partner breaches this Section 6(c), without the requirement of having to post any cash, bond or other collateral as a condition of securing temporary, preliminary or permanent injunctive relief.

(d)          Access to Information. At the request of the General Partner, the Adviser shall give to the Partnership’s auditors or other designees, reasonable access to documents pertaining to the Partnership’s activities during customary business hours and shall permit such auditors to make copies thereof or extracts therefrom at the expense of the requesting party.

7.           Transaction Confirmations and Reports. The General Partner shall make available to the Adviser copies of all transaction confirmations, equity runs, and trading statements relating to the Assets, as well as any other reports that the Adviser may reasonably request. The Adviser shall maintain records of all open and closed positions taken on the Partnership’s behalf and shall monitor all open positions. The General Partner or Partnership also shall furnish the Adviser with a copy of all reports sent to the Partnership’s Limited Partners. Upon request, the General Partner and Partnership shall make a good faith effort to provide the Adviser with accurate information with respect to the Partnership’s then-current Net Asset Value, as well as such other information as it reasonably may request.

8.           Independent Contractor. For all purposes of this Agreement, the Adviser shall be an independent contractor and not an employee or partner of the Partnership or the General Partner. In addition, for all purposes of this Agreement, except as provided herein or as may be otherwise expressly authorized hereafter, the Adviser shall not have any authority to act for or to represent the Partnership or the General Partner in any way. Nothing in this Agreement shall be construed as making either the Partnership or the General Partner an employee, agent, partner or joint venturer of the Adviser.

9.           Transaction Services. All transactions for the benefit of the Partnership shall be directed for execution by the Adviser on behalf of the Partnership, through such entities or persons as the Adviser may direct from time to time.

10.         Management Fee. As consideration for the services to be performed by the Adviser under this Agreement, the Partnership will pay to the Adviser a quarterly management fee (the “Management Fee”), in advance, equal to 0.50% (a 2.00% annual rate) of the Adjusted Net Asset Value of the Partnership (after giving effect to Capital Contributions and withdrawals) as of the first day of each calendar quarter. The Management Fee for any quarter in which the Adviser manages the Assets (or any portion thereof) for less than a full quarter (e.g., in the event of Additional Capital Contributions or withdrawals, or the termination of this Agreement, prior to the end of a calendar quarter) shall be pro rated, and will be calculated on the basis of the number of days in the quarter as compared to the number of days the Assets (or portion thereof) were under the management of the Adviser during the quarter.

11.          Term and Termination.

(a)          Term. The initial term of this Agreement shall commence as of the date hereof and shall continue unless and until terminated in accordance with this Section 11.

(b)          Automatic Termination. This Agreement shall terminate automatically in the event that (i) the Partnership is dissolved and wound-up in accordance with its Partnership Agreement, or (ii) the registration of the Adviser as an investment adviser as required by applicable law shall be revoked, suspended or otherwise terminated.

(c)          Optional Termination Right of the Partnership or the Adviser. This Agreement may be terminated at any time (i) by the Partnership or the Adviser (A) upon at least thirty (30) days’ prior written notice to the other party, or (B) in the event of the bankruptcy or insolvency of the other, or (ii) by the Partnership immediately upon written notice for Cause (as hereinafter defined). For purposes of this Agreement, “Cause” shall mean the Adviser’s (x) fraud or dishonesty in connection with the performance of its obligations hereunder, (y) gross negligence, willful misconduct, recklessness or bad faith in the performance of its obligations hereunder, or (z) material breach of the terms of this Agreement.

(d)          Termination Obligations. If the Adviser receives notice of termination pursuant to subparagraphs (b) or (c) of this Section 11, it shall endeavor to follow any instructions received concerning the liquidation of the Partnership’s then-current positions and otherwise shall cooperate with the General Partner in terminating the relationship of the Adviser with the Partnership.

12.          Representations, Warranties and Covenants of the Adviser. The Adviser represents and warrants to the Partnership that:

(a)          All references in the Memorandum to (i) the Adviser and its affiliates, controlling persons, officers, managers, members and employees and (ii) the Investment Program, shall be accurate in all material respects, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)          It has full capacity and authority to enter into this Agreement.

(c)          It is, and at all times during the term hereof it will be, duly registered or exempt from registration under applicable state or federal laws, rules and regulations.

(d)          The Adviser shall not by entering into this Agreement (i) be required to take any action contrary to its formation documents or any applicable statute, law or regulation of any jurisdiction, or (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it, or any of its affiliates, controlling persons, officers, managers, members or employees is a party or by which it is or they are bound which would materially limit or materially adversely affect its or any of its affiliates’, controlling persons’, officers’, managers’, members’ or employees’ ability to perform its or their duties under this Agreement.

The foregoing representations, warranties and covenants shall be continuing during the term of this Agreement, and if, at any time any of the foregoing representations or warranties become untrue or inaccurate, the Adviser shall promptly notify the Partnership in writing of that fact.

13.          Representations, Warranties and Covenants of the Partnership and the General Partner. The Partnership and General Partner, severally, but not jointly, represent and warrant to the Adviser that:

(a)          The Memorandum, excluding all references therein to the Adviser as specified in Section 12(a) above, shall be accurate in all material respects and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)          It has full capacity and authority to enter into this Agreement.

(c)          It shall not by entering into this Agreement (i) be required to take any action contrary to its incorporating or other formation documents or any applicable statute, law or regulation of any jurisdiction, or (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which either is a party or by which either is bound which would materially limit or materially adversely affect its ability to perform its duties under this Agreement.

(d)          It shall comply in all material respects with applicable laws, rules and regulations relating to the solicitation, offer and sale of the Partnership Interests to prospective limited partners in each jurisdiction in which the General Partner and its agents solicit subscriptions for Partnership Interests.

The foregoing representations and warranties shall be continuing during the term of this Agreement, and if at any time any of the foregoing representations or warranties become untrue or inaccurate, the Partnership (and/or the General Partner) shall promptly notify the Adviser in writing of that fact.

14.          Assignment. This Agreement may not be assigned by any of the parties hereto to any other person without the express prior written consent of the other parties.

15.          Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The term “successors” and “assigns” shall not include any Limited Partners. Except as otherwise expressly provided herein, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

16.          Amendment or Modification. This Agreement may not be amended or modified except by the written consent of the parties hereto.

17.          Notices. Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally, by courier service, or by certified mail, postage prepaid, return receipt requested, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

If to the General Partner:

Sidoti Micro Cap GP, LLC

122 East 42nd Street, 4th Floor

New York, New York 10168

Telephone No.: (212) 542-4000

If to the Adviser:

Sidoti Capital Management, LLC

122 East 42nd Street, 4th Floor

New York, New York 10168

Telephone No.: (212) 542-4000

If to the Partnership:

Sidoti Micro Cap Fund, L.P.

c/o Sidoti Micro Cap GP, LLC

122 East 42nd Street, 4th Floor

New York, New York 10168

Telephone No.: (212) 542-4000

In each circumstance, with a copy to:

Lehman & Eilen LLP

Attention: Bob E. Lehman, Esq.

50 Charles Lindbergh Blvd.

Suite 505

Uniondale, New York 11553

Telephone No.: (516) 222-0888

18.          Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any events occurring or matter arising while this Agreement was in effect.

19.          No Waiver. No failure or delay on the party of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

20.        Governing Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereunder.

21.        Arbitration. Any claim for damages between the parties in connection with this Agreement shall be resolved by binding arbitration on an expedited basis in New York City in accordance with the then-prevailing rules of the American Arbitration Association. The parties agree that such arbitration shall be conducted by arbitrators who are experienced in resolving disputes regarding the securities industry, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party’s right to appeal or seek modification of any ruling or award of the arbitrators is severely limited. Any award rendered by the arbitrators shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction within the City, County and State of New York or as otherwise provided by law.

22.        Headings. Section headings herein are for the convenience of the parties only, and are not intended to affect the meaning or interpretation of this Agreement.

23.        Complete Agreement. Except as otherwise provided herein, this Agreement constitutes the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

24.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

25.        No Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

SIDOTI CAPITAL MANAGEMENT, LLC

By:	/s/ Peter T. Sidoti
Peter T. Sidoti, Manager

SIDOTI MICRO CAP FUND, L.P.
BY: SIDOTI MICRO CAP GP, LLC,
its General Partner

By:	/s/ Peter T. Sidoti
Peter T. Sidoti, Manager

SIDOTI MICRO CAP GP, LLC

By:	/s/ Peter T. Sidoti
Peter T. Sidoti, Manager

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